UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2025

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LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

Delaware	001-06631	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 Battery Street

San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LEVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2025, upon recommendation of its Nominating, Governance and Corporate Citizenship Committee, the Board of Directors (the “Board”) of Levi Strauss & Co. (the “Company”) approved an increase to the size of the Board to 13 directors and elected Jeffrey J. Jones II to serve as a Class III member of the Board, both effective January 21, 2026. The Board also appointed Mr. Jones to serve as a member of the Board’s Compensation and Human Capital Committee and Nominating, Governance and Corporate Citizenship Committee, in each case effective January 21, 2026. As a Class III director, Mr. Jones will serve as a member of the Board until the Company’s 2028 annual meeting of shareholders and until his successor is elected and qualified, or until his earlier death, resignation, retirement or removal. The Board determined that Mr. Jones is an “independent” director under the New York Stock Exchange rules.

In connection with Mr. Jones’s election as a non-employee director, the Board granted him restricted stock unit awards (“RSUs”) representing the right to receive shares of Class A common stock under the Company’s 2019 Equity Incentive Plan with a grant date fair value of $44,110, which is the prorated amount of the annual equity award value granted to each non-employee director in accordance with the Company’s current non-employee director compensation policy. The RSUs vest in full on the earlier of (i) the day before the next annual meeting or (ii) the one-year anniversary of the date of grant. In addition, the RSU grant includes a deferral delivery feature, under which Mr. Jones will not receive the vested awards until six months following the cessation of service on the Board. Mr. Jones will also be entitled to receive $94,382, which is the prorated amount of the annual cash retainer fee granted to the Company’s non-employee directors for the 2026 calendar year.

Mr. Jones is not a party to any arrangement or understanding with any person pursuant to which he was elected as a director, nor is he a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Jones, 58, has served as President and CEO and director of H&R Block, Inc., a global provider of tax preparation services, financial products and small business solutions, since 2017. Mr. Jones will retire from his roles at H&R Block, Inc. effective December 31, 2025. Prior to H&R Block, Inc., Mr. Jones served as President, Ride Sharing at Uber Technologies Inc. from September 2016 until March 2017 and Executive Vice President and Chief Marketing Officer at Target Corporation from April 2012 to September 2016. Prior to his time at Target Corporation, Mr. Jones was Partner and President of McKinney, an advertising agency, from March 2006 to March 2012. Mr. Jones currently serves on the board of directors of Advance Auto Parts, where he chairs the Compensation Committee and is a member of the Nominating and Governance Committee. He will retire from the board of directors and board committee positions of Advance Auto Parts effective December 31, 2025. Mr. Jones is a member of the Council for Inclusive Capitalism, the Fast Company Impact Council and the Kansas City Economic Club. He holds a Bachelor of Arts degree in Communications from the University of Dayton.

ITEM 7.01	Regulation FD Disclosure.

The Company issued the press release attached hereto as Exhibit 99.1 with respect to the matters set forth in Item 5.02 above. The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

ITEM 9.01.	Financial Statement and Exhibits

(d) Exhibits

99.1	Press Release dated December 16, 2025

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

Date:	December 16, 2025	By:	/s/ David Jedrzejek
		Name:	David Jedrzejek
		Title:	Senior Vice President and General Counsel